Exhibit 99.4

REVERSE MORTGAGE SOLUTIONS,

INC. AND SUBSIDIARIES

Independent Auditors’ Report

and Consolidated Financial Statements

December 31, 2012 (Restated)

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

DECEMBER 31, 2012

Independent Auditors’ Report

To the Board of Directors

of Reverse Mortgage Solutions, Inc.

Spring, Texas

We have audited the accompanying consolidated financial statements of Reverse Mortgage Solutions, Inc (a wholly owned Subsidiary of Walter Investment Management Corp.) and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from November 1, 2012 to December 31, 2012, and the related notes to the consolidated financial statements. We have also audited the consolidated statements of operations, changes in stockholder’s equity and cash flows for the period from January 1, 2012 to October 31, 2012, for Reverse Mortgage Solutions, Inc. and subsidiaries, (the Predecessor Company). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reverse Mortgage Solutions, Inc (a wholly owned Subsidiary of Walter Investment Management Corp.) and subsidiaries, as of December 31, 2012, and the results of its operations and its cash flows for the period from November 1, 2012 to December 31, 2012, and the period from January 1, 2012 to October 31, 2012 (the Predecessor Company) in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the 2012 consolidated financial statements have been restated to correct misstatements. Our opinion is not modified with respect to that matter.

Houston, Texas.

March 30, 2013

(except for notes 1, 5, 17 and 20, as to which the date is September 9, 2013)

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2012

December 31, 2012 (Restated)
ASSETS
Cash	$19,942,536
Restricted cash	1,786,351
Reverse mortgage loans held for investment at fair value	5,958,179,333
Receivables, net	26,817,179
Servicer advances, net	23,708,342
Servicing rights, net	15,209,957
Goodwill	130,014,121
Intangible assets, net	19,971,531
Premises and equipment, net	15,552,494
Real estate owned, net	13,856,048
Deferred tax assets, net	39,346,681
Other assets	503,870

TOTAL ASSETS	$6,264,888,443

LIABILITIES AND STOCKHOLDER’S EQUITY LIABILITIES

Payables and accrued liabilities	$74,950,858
Warehouse lines of credit	160,111,900
HMBS related obligations at fair value	5,874,552,039
Due to related entities	17,932,674
Capital lease obligation	141,594

TOTAL LIABILITIES	6,127,689,065

STOCKHOLDER’S EQUITY
Common stock, $0.00000001 par value; authorized 23,000,000 shares; issued and outstanding 17,115,384	—
Additional paid-in capital	136,345,783
Retained earnings	853,595

TOTAL STOCKHOLDER’S EQUITY	137,199,378

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$6,264,888,443

See Notes to Financial Statements	2

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

DECEMBER 31, 2012

	Two Months Ended December 31, 2012 (Restated)	Predecessor Company Ten Months Ended October 31, 2012 (Restated)
NET INTEREST INCOME
Interest income	$7,544	$123,005,232
Interest expense	1,244,924	106,538,142

Net interest income (expense)	(1,237,380)	16,467,090
Provision for loan losses	—	1,835,870

TOTAL NET INTEREST INCOME (LOSS) AFTER PROVISION	(1,237,380)	14,631,220

FAIR VALUE GAINS (LOSSES)
Change in fair value of reverse mortgage loans	65,029,815	—
Change in fair value of HMBS related obligations	(57,750,282)	—
Change in fair value of mortgage servicing rights	—	(421,463)

TOTAL FAIR VALUE GAINS (LOSSES)	7,279,533	(421,463)

NONINTEREST INCOME
Loan administration fees	2,677,000	15,939,037
Asset management fees	2,456,964	11,255,300
Software development fees	437,594	4,617,669
Loan origination fees	319,200	486,600
Other consulting fees	899,665	207,579
Other	193,897	85,084

TOTAL NONINTEREST INCOME	6,984,320	32,591,269

NONINTEREST EXPENSES
Salaries and benefits	4,350,731	20,781,690
Depreciation and amortization	1,942,418	500,711
Curtailment expenses	1,649,591	10,552,397
Professional fees	434,805	3,382,187
Retail loan origination expenses	344,281	1,640,293
Loan portfolio expenses	279,449	1,285,978
Bank fees	272,610	686,101
Postage and shipping	199,549	333,221
Occupancy costs	145,989	769,403
Travel and entertainment	106,474	578,300
Commitment fees	104,890	534,221
Other general and administrative expenses	1,724,484	2,847,245

TOTAL NONINTEREST EXPENSES	11,555,271	43,891,747

INCOME BEFORE INCOME TAXES	1,471,202	2,909,279
PROVISION FOR INCOME TAXES	617,607	1,311,446

NET INCOME	$853,595	$1,597,833

See Notes to Financial Statements	3

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

DECEMBER 31, 2012

	For the Year Ended December 31, 2012
	Capital Stock, Issued		Additional	Retained	Total
	Convertible		Paid-In	Earnings	Stockholder’s
	Preferred	Common	Capital	(Deficit)	Equity

Balance, December 31, 2011 (Restated)	$—	$—	$10,000,000	$(14,017,016)	$(4,017,016)

Net income (Restated)	—	—	—	1,597,833	1,597,833
Cash dividend paid	—	—	—	(3,000,000)	(3,000,000)

Balance, October 31, 2012 (Pre-acquisition) (Restated)	$—	$—	$10,000,000	$(15,419,183)	$(5,419,183)

Purchase price adjustments (Note 4) (Restated)	—	—	126,345,783	15,419,183	141,764,966

Balance, November 1, 2012 (Post-acquisition) (Restated)	$—	$—	$136,345,783	$—	$136,345,783

Net income (Restated)	—	—	—	853,595	853,595

Balance, December 31, 2012 (Restated)	$—	$—	$136,345,783	$853,595	$137,199,378

See Notes to Financial Statements	4

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

DECEMBER 31, 2012

	Two Months Ended December 31, 2012 (Restated)	Predecessor Company Ten Months Ended October 31, 2012 (Restated)
OPERATING ACTIVITIES

Net income	$853,595	$1,597,833
Items not requiring (providing) cash:
Interest income and premium amortization on reverse mortgage loans	—	(123,027,056)
Interest expense and premium amortization on liability to GNMA trusts	—	104,566,909
Change in fair value of reverse mortgage loans	(65,029,815)	—
Change in fair value of HMBS related obligations	57,750,282	—
Change in fair value of mortgage servicing rights	—	421,463
Deferred income tax benefit	(3,152,313)	(13,592,419)
Depreciation and amortization	1,942,418	500,711
Accretion of discount on advances	118,993	—
Provision for loan losses	—	1,835,870
Changes in:
Restricted cash	(501,513)	(275,993)
Receivables	(2,669,623)	(785,177)
Servicer advances	(6,212,151)	(5,378,195)
Payables and accrued liabilities	(363,495)	29,895,579
Due to or from related entities	18,011,955	517,661
Other assets	8,887	(98,675)

Net cash provided by (used) in operating activities	757,220	(3,821,489)

INVESTING ACTIVITIES

Acquisition of reverse mortgage loans	(594,313,705)	(2,287,174,586)
Repayments of reverse mortgage loans	31,777,396	86,072,619
Additions to property and equipment	(327,539)	(1,116,831)
Sales of investments in real estate	—	218,982
Other	—	(3,593)

Net cash used in investing activities	(562,863,848)	(2,202,003,409)

FINANCING ACTIVITIES

Proceeds from securitizations of reverse mortgage loans	583,923,892	2,265,549,717
Repayments of HMBS related obligations	(33,496,031)	(106,271,475)
Net change in warehouse lines of credit	11,832,007	59,535,366
Cash dividend paid	—	(3,000,000)
Other	106,436	—

Net cash provided by financing activities	562,366,304	2,215,813,608

INCREASE IN CASH	259,676	9,988,710

CASH, BEGINNING OF PERIOD	19,682,860	9,694,150

CASH, END OF PERIOD	$19,942,536	$19,682,860

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	1,224,665	3,937,283
Cash paid for income taxes	3,599,381	11,781,125

See Notes to Financial Statements	5

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1:	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the completion of the acquisition of Reverse Mortgage Solutions, Inc. (“RMS” or the “Company”) by Walter Investment Management Corp. (“WIMC”), WIMC discovered a failure to record certain estimated liabilities to investors relating to servicing errors by RMS. On May 31, 2013, WIMC management along with the auditors of RMS, McConnell & Jones, LLP, concluded that the consolidated financial statements for RMS for the years ended December 31, 2011 and 2010 should no longer be relied upon due to certain errors in those financial statements. WIMC has restated RMS’s consolidated financial statements for the years ended December 31, 2012, 2011 and 2010.

Federal Housing Administration, or FHA, regulations provide that servicers meet a series of event-specific timeframes during the default, foreclosure, conveyance, and mortgage insurance claim cycles. Failure to timely meet any processing deadline may stop the accrual of debenture interest otherwise payable in satisfaction of a claim under the FHA mortgage insurance contract and the servicer may be responsible for making the investor whole for any interest curtailment due to not meeting the required event-specific timeframes. RMS has established a curtailment obligation liability related to the foregoing that reflects management’s best estimate of the probable lifetime claim. The portion of the liability applicable to each period presented is recorded in payables and accrued liabilities ($47.6 million as of December 31, 2012) with the related charge reflected as a noninterest expense. Subsequent to December 31, 2012, RMS recorded additional amounts related to this liability. The curtailment obligation liability was $52.9 million as of September 9, 2013, the date which the restated financial statements were available to be issued and the date through which subsequent events were evaluated (see Note 20 for additional information). The level of liability reflects management’s best estimate; however curtailment obligations are an emerging industry issue and there may be opportunities to mitigate these losses and reduce the ultimate cash impact. WIMC will continue its regular contact with HUD and other investors to monitor and address the current industry practices.

Provided below is a summary of the impact of this change net of taxes on the consolidated balance sheet at December 31, 2012 and the consolidated statements of operations and the consolidated statements of cash flows for the 2 months ended December 31, 2012 and ten months ended October 31, 2012 as well as the cumulative effect of the restatement on retained earnings as of January 1, 2012.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Balance Sheet Impact

In the tables below, the consolidated balance sheets are presented “as previously reported” and “as restated” with the amount of the related restatement adjustments, which are also described below.

	December 31, 2012
	As Previously Reported	Restatement Adjustments	As Restated

Goodwill (1)	101,198,501	28,815,620	130,014,121
Deferred tax assets, net (2)	21,589,076	17,757,605	39,346,681
All other	6,095,527,641	—	6,095,527,641

Total Assets	6,218,315,218	46,573,225	6,264,888,443

Payables and accrued liabilities (3)	27,343,339	47,607,519	74,950,858
All other	6,052,738,207	—	6,052,738,207

Total Liabilities	6,080,081,546	47,607,519	6,127,689,065

Additional paid-in capital	136,345,783	—	136,345,783
Retained earnings (deficit)	1,887,889	(1,034,294)	853,595

Total Stockholders’ Equity (Deficit)	138,233,672	(1,034,294)	137,199,378

Total Liabilities and Stockholders’ Equity	$6,218,315,218	46,573,225	$6,264,888,443

(1)	Goodwill was increased to reflect the adjustment related to curtailment expenses prior to the acquisition by WIMC on November 1, 2012.
(2)	Deferred tax assets were increased to record the tax benefit of the curtailment liability adjustment.
(3)	Payables and accrued liabilities were increased to record a liability for curtailment expenses.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Statement of Operations Impact

In the tables below, the consolidated statements of operations are presented “as previously reported” and “as restated” with the amount of the related restatement adjustments, which are also described below.

	Two Months Ended December 31, 2012
	As Previously Reported	Restatement Adjustments	As Restated

Total Net Interest Income (Loss) After Provision	(1,237,380)	—	(1,237,380)

Total Fair Value Gains	7,279,533	—	7,279,533

Total Noninterest Income	6,984,320	—	6,984,320

Curtailment expenses	—	1,649,591	1,649,591
All other noninterest expenses	9,905,680	—	9,905,680

Total Noninterest Expenses	9,905,680	1,649,591	11,555,271

Income (Loss) Before Income Taxes	3,120,793	(1,649,591)	1,471,202

Provision for Income Taxes (1)	1,232,904	(615,297)	617,607

Net Income (Loss)	$1,887,889	$(1,034,294)	$853,595

(1)	Income tax expense was reduced to record the deferred tax benefit of the curtailment liability adjustment.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

	Predecessor Company Ten Months Ended October 31, 2012
	As Previously Reported	Restatement Adjustments	As Restated

Total Net Interest Income After Provision	14,631,220	—	14,631,220

Total Fair Value Losses	(421,463)	—	(421,463)

Total Noninterest Income	32,591,269	—	32,591,269

Curtailment expenses	—	10,552,397	10,552,397
All other noninterest expenses	33,339,350	—	33,339,350

Total Noninterest Expenses	33,339,350	10,552,397	43,891,747

Income (Loss) Before Income Taxes	13,461,676	(10,552,397)	2,909,279

Provision for Income Taxes (1)	5,247,490	(3,936,044)	1,311,446

Net Income (Loss)	$8,214,186	$(6,616,353)	$1,597,833

(1)	Income tax expense was reduced to record the deferred tax benefit of the curtailment liability adjustment.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Statement of Cash Flows Impact

The restatement adjustments to the consolidated statement of cash flows reflect the change in net income, payables and accrued liabilities as well as deferred income tax expense (benefit). The restatement adjustments do not affect the net cash used in operating activities, investing activities and financing activities, and the adjustments had no impact on the cash balances.

In the tables below, the consolidated statements of cash flows are presented “as previously reported” and “as restated” with the amount of the related restatement adjustments.

	Two Months Ended December 31, 2012
	As Previously Reported	Restatement Adjustments	As Restated
OPERATING ACTIVITIES

Net income	$1,887,889	$(1,034,294)	$853,595
Items not requiring (providing) cash:
Deferred income tax expense (benefit)	(2,537,016)	(615,297)	(3,152,313)
All other	(5,218,122)	—	(5,218,122)
Changes in:
Accounts payable and accrued expense	(2,013,086)	1,649,591	(363,495)
All other	8,637,555	—	8,637,555

Net cash provided by operating activities	757,220	—	757,220

INVESTING ACTIVITIES

Net cash used in investing activities	(562,863,848)	—	(562,863,848)

FINANCING ACTIVITIES

Net cash provided by financing activities	562,366,304	—	562,366,304

INCREASE IN CASH	259,676	—	259,676

CASH, BEGINNING OF PERIOD	19,682,860	—	19,682,860

CASH, END OF YEAR	$19,942,536	$—	$19,942,536

SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid	$1,224,665	—	$1,224,665
Income tax paid	3,599,381	—	3,599,381

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

	Predecessor Company Ten Months Ended October 31, 2012
	As Previously Reported	Restatement Adjustments	As Restated
OPERATING ACTIVITIES

Net income	$8,214,186	$(6,616,353)	$1,597,833
Items not requiring (providing) cash:
Deferred income tax expense (benefit)	(9,656,375)	(3,936,044)	(13,592,419)
All other	(15,702,103)	—	(15,702,103)
Changes in:
Accounts payable and accrued expenses	19,343,182	10,552,397	29,895,579
All other	(6,020,379)	—	(6,020,379)

Net cash used in operating activities	(3,821,489)	—	(3,821,489)

INVESTING ACTIVITIES

Net cash used in investing activities	(2,202,003,409)	—	(2,202,003,409)

FINANCING ACTIVITIES

Net cash provided by financing activities	2,215,813,608	—	2,215,813,608

INCREASE IN CASH	9,988,710	—	9,988,710

CASH, BEGINNING OF YEAR	9,694,150	—	9,694,150

CASH, END OF YEAR	$19,682,860	$—	$19,682,860

SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid	$3,937,283	—	$3,937,283
Income tax paid	11,781,125	—	11,781,125

Cumulative Effect of Change on Retained Earnings

The cumulative effect of the restatement due to correction of an error as of January 1, 2012 was a decrease to retained earnings of $22.2 million.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 2:	ORGANIZATION

RMS, a Delaware Corporation, was incorporated on February 21, 2007. On November 1, 2012 RMS became a wholly-owned subsidiary of WIMC, a Tampa, Florida based business services provider to the residential mortgage industry. See Note 5.

RMS is a technology-focused reverse mortgage company that was formed to build a proprietary suite of origination, servicing and securitization software solutions specifically for the reverse mortgage market. The Company has utilized its proprietary systems to become a mortgage servicer, asset manager, capital markets participant and consultant in the reverse mortgage market.

The Company has a loan servicing operations center in Spring, Texas. The staff at this office primarily services reverse mortgage loans. An office in Houston, Texas houses the Company’s real estate owned (“REO”) asset management operations. A loan originations office is located in Hiram, Georgia, and the Company’s information technology center is located in Palm Beach Gardens, Florida.

The Company’s consolidated financial statements include the accounts and transactions of RMS and the following subsidiaries in which the Company has a controlling financial interest:

REO Management Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on October 1, 2009 in the State of Delaware as a limited liability company. It provides property management services for investor-owned REO properties.

Mortgage Asset Systems, LLC is a wholly-owned subsidiary of the Company, incorporated on March 12, 2007 in the State of Delaware as a limited liability company. It provides consulting services to software customers. It was active in 2012, but had limited activity.

Specialty Servicing Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. The Company offers specialty servicing to investors; however, it was not active in 2012.

REO Leasing Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. It will provide property management services for both forward and reverse REO properties, but it was not active in 2012.

Central Asset Review, LLC is a wholly-owned subsidiary of the Company, incorporated on April 9, 2012 in the State of Delaware as a limited liability company. It will provide claims review services for reverse mortgage investors; however, it has not done any business as of December 31, 2012.

Mortgage Consultants of America Corporation (“MCA”) is a wholly-owned subsidiary of the Company that was acquired in a stock purchase transaction on February 9, 2012. MCA was incorporated in the State of Texas on September 26, 1990; however it has been inactive for several years. It will provide consulting services to the mortgage industry but has not done any business since acquisition through December 31, 2012. The Company acquired MCA from a related party – see Footnote 15 for additional information.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 3:	NATURE OF OPERATIONS

RMS is approved as a Department of Housing and Urban Development (“HUD”) / Federal Housing Administration (“FHA”) Title I and Title II Non-Supervised Lender. It is also a Fannie Mae approved Home Equity Conversion Mortgages (“HECM”) Seller/Servicer, as well as an approved Government National Mortgage Association (“GNMA”) Issuer, Servicer and Master Servicer for reverse mortgage Home Equity Conversion Mortgage-Backed Securities (“HMBS”). These HMBS securities are guaranteed by GNMA and collateralized by participation interests in HECMs insured by the FHA.

The Company requires substantial cash to support its loan servicing business, repurchases from GNMA securitization pools, and the obligation to make servicing advances. RMS finances its operations through a combination of internal cash flow, its warehouse lines of credit and from advances and capital contribution from WIMC. See Notes 13 and 20.

At December 31, 2012, the Company serviced approximately 77,000 reverse mortgage loans with outstanding balances of $12.8 billion located in all fifty states and Puerto Rico.

NOTE 4:	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company consolidates a variable interest entity (“VIE”) if it determines that it has a variable interest in the entity and that it is the primary beneficiary of the entity. This evaluation considers all of the Company’s involvement with the VIE, identifying both the implicit and explicit variable interests that either individually or in the aggregate could be significant enough to warrant its designation as the primary beneficiary. This designation is evidenced by both the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb the losses of, or the rights to receive the benefits from, the VIE that could potentially be significant to the VIE. As of December 31, 2012, the Company was not considered to be a primary beneficiary of any VIE.

The Company sells HECM reverse mortgage loans to GNMA securitization trusts, which have characteristics of a VIE. The Company has concluded that it is not the primary beneficiary of these securitization trusts and, therefore, does not consolidate the trusts.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Use of Estimates

In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to prepayment speeds, borrower mortality rates and default rates used in the valuation of servicing rights and reverse mortgage loans held for investment.

Transfer of Financial Assets

The Company both originates and acquires HECM reverse mortgage loans. The loans are then pooled into GNMA-guaranteed HMBS securities which are sold into the secondary market with servicing rights retained. Based upon the structure of the GNMA securitization program, the Company has determined that it has not met all of the requirements for sale accounting and therefore accounts for these transfers as secured borrowings. Under this accounting treatment, the HECM reverse mortgage loans remain on the consolidated balance sheet as residential loans. The proceeds from the transfer of assets are recorded as a HMBS related obligations with no gain or loss recognized on the transfer. The holders of the HMBS beneficial interests have recourse to the Company to the extent of their participation in the HECM loans, but do not have recourse to the general assets of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include short-term deposits and highly liquid investments that have original maturities of three months or less when purchased and are stated at cost, which approximates fair value. The amount on deposit at December 31, 2012 exceeded the federally insured limits by approximately $3,293,000.

The Company holds funds belonging to investors in off balance sheet custodial bank accounts. As of December 31, 2012, the balance in these accounts totaled $31.7 million.

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents includes cash and cash equivalents that are legally restricted as to use or withdrawal. Restricted cash and cash equivalents includes (1) amounts pledged as additional collateral securing the Company’s warehouse lines of credit; and (2) principal and interest payments collected by the Company as servicer on behalf of third-party investors that have not yet been remitted to the investors.

Reverse Mortgage Loans Held for Investment

Reverse Mortgage Loans Held for Investment at Amortized Cost

The Company originates and purchases HECM reverse mortgage loans, which are classified as held for investment. Prior to the acquisition of RMS by WIMC on November 1, 2012, these loans were carried at amortized cost. Premiums paid for the purchase of HECM reverse mortgage loans were deferred and recorded as an adjustment to the carrying value of the reverse mortgage loans held for investment.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Allowance for Loan Losses

An allowance for loan losses represented management’s estimate of probable incurred credit losses inherent in the reverse mortgage loans held for investment portfolio accounted for at amortized cost prior to November 1, 2012. This portfolio was made up of one segment and class that consisted of HECM reverse mortgage loans. The primary risk characteristic of the portfolio segment and class related to exposure from declines in collateral values. The method for monitoring and assessing this risk was the same throughout the portfolio. The Company’s allowance for loan losses represented an estimate of incurred losses related to the HECM reverse mortgage loans. These loans were considered a homogenous pool and are evaluated collectively for impairment.

The determination of the level of the allowance for loan losses and, correspondingly, the provision for loan losses, for the HECM reverse mortgage loans evaluated collectively was based on historical foreclosure rates and historical loss severity, as well as management’s judgment and assumptions regarding the estimated value of the underlying real estate collateral. Management evaluated these assumptions and various other relevant factors impacting collateral values and inherent losses when quantifying the Company’s exposure to loan losses and assessing the adequacy of its allowance for loan losses.

Interest Income and Amortization

Interest income on the Company’s reverse mortgage loans carried at amortized cost consisted of the interest earned on the outstanding principal balance of the underlying loan based on the contractual terms of the loans and the amortization of purchase premiums which were deferred and recognized over the expected life of the loans as an adjustment to yield using the level yield method.

Reverse Mortgage Loans Held for Investment at Fair Value

Subsequent to the acquisition of RMS by WIMC on November 1, 2012, the Company elected to carry its portfolio of reverse mortgage loans held for investment at fair value. The yield on the loans along with any changes in fair value are recorded in net fair value gains (losses) in the consolidated statement of operations. The yield on the loans includes recognition of interest income based on the stated interest rates of the loans that is expected to be collected, as well as any fair value adjustments.

As a GNMA security issuer, the Company is required to repurchase reverse mortgage loans out of the GNMA securitization pools once the loans reach certain limits as established by the FHA. Performing repurchased loans are defined as those repurchased loans that do not have any event of default and are able to be conveyed to HUD. Generally, nonperforming repurchased loans are foreclosed upon and the underlying collateral is liquidated in accordance with program requirements. In addition to the cost of financing these repurchases, the Company may sustain losses during the process of liquidating the loans.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Servicing Rights

Servicing rights are an intangible asset representing the right to service a portfolio of loans. The Company recognizes the rights to service mortgage loans for others at fair value when they are purchased or otherwise acquired. The Company determines the fair value based on the present value of estimated future net servicing income using assumptions that market participants use in their estimates of values. The fair value of each servicing rights pool is calculated based on assumptions about termination rates, life expectancy, costs of servicing, and other factors which are subject to change over time. Prior to the acquisition of RMS by WIMC, the Company accounted for servicing rights at fair value with changes in fair value recognized in the consolidated statements of operations in the period the change in fair value occurred.

Subsequent to the WIMC acquisition on November 1, 2012, the Company adopted the amortized cost method of accounting for servicing rights. Fair value was established at the acquisition date and is being subsequently amortized based on expected cash flows in proportion to and over the life of net servicing income. Amortization is recorded in depreciation and amortization in the consolidated statements of income. To the extent that the carrying value of servicing rights exceeds its estimated fair value, a valuation allowance is established with an impairment loss recognized in other expenses, net in the consolidated statements of operations.

Loan Administration Fees

Loan administration fee income includes loan servicing fees, loan subservicing fees and various ancillary fees. Servicing fees are earned on loans serviced for Fannie Mae and private mortgage investors. All servicing fee income is accrued and recognized in the month earned. Subservicing fees are earned in accordance with subservicing arrangements where the Company services loans on behalf of another mortgage servicer. The Company also earns ancillary income under these subservicing arrangements. Ancillary income includes boarding fees and fees for monitoring bankruptcies and foreclosures. The Company recognizes subservicing income at the time it is billed to the client.

Asset Management Fees

Asset management fees are earned under agreements with various reverse mortgage investors whereby the Company manages the liquidation of reverse mortgage REO owned by the investor. Such fees are generally earned and collected at the time the REO property is sold.

Software Development Fees

Software development fees are earned under long-term development contracts. Such revenues are recognized using the percentage-of-completion method of accounting if reliable estimates of the percentage of completion are available. If percentage of completion cannot be reliably determined, revenues are recognized using the cost recovery method of accounting.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Servicer Advances

In the ordinary course of servicing residential loans and pursuant to certain servicing agreements, the Company is required under certain servicing contracts to ensure that property taxes, insurance premiums, foreclosure costs and various other items are paid in order to preserve the assets being serviced. Generally, the Company recovers such advances from borrowers for reinstated or performing loans, from proceeds of liquidation of collateral or ultimate disposition of the loan, or from investors. These assets are carried at cost, net of estimated losses. The Company establishes an allowance for uncollectible advances based on an analysis of the underlying loans, their historical loss experience and recoverability pursuant to the terms of underlying servicing agreements. Generally, estimated losses related to advances are recorded in general and administrative expenses in the consolidated statements of income.

Goodwill

As a result of our acquisition by WIMC on November 1, 2012, RMS reflected adjustments to establish a new basis for its assets and liabilities based on the acquisition date fair values. This resulted in the creation of goodwill that represents the excess of the consideration paid for by WIMC over the fair value of the identifiable net assets acquired. The Company tests goodwill for impairment at least annually or whenever events or circumstances indicate that the carrying value of goodwill may not be recoverable from future cash flows. The Company has the option of performing a qualitative assessment of impairment to determine whether any further quantitative testing for impairment is necessary. If the Company elects to bypass the qualitative assessment or if it determines, based on qualitative factors, that it is more likely than not that the fair value is less than its carrying amount, a two-step quantitative test is required. In Step 1, the Company compares the fair value with its net carrying value, including goodwill. If the net carrying value exceeds its fair value, the Company then performs Step 2 of the impairment test to measure the amount of impairment loss, if any. Step 2 requires allocation of fair value to all of its assets and liabilities in a manner similar to a purchase price allocation, with any residual fair value being allocated to goodwill (implied fair value of goodwill). If the carrying amount of goodwill exceeds the implied fair value of that goodwill, the Company recognizes an impairment loss in an amount equal to that excess up to the carrying value of goodwill. In performing the two-step quantitative assessment, fair value of the reporting units is based on discounted cash flows, market multiples and/or appraised values, as appropriate. Given the recent purchase of the Company by WIMC and the push down of such purchase price allocation the Company’s goodwill reflects its fair value as of December 31, 2012.

Intangible Assets

Intangible assets include customer relationships, institutional relationships, licenses, trademarks and trade names, and non-compete agreements. Certain customer relationships are being amortized using an economic consumption method over their related expected useful lives. Intangible assets related to institutional relationships, licenses, trademarks and trade names, non-compete agreements and the remaining customer relationships are being amortized on a straight-line basis over their respective estimated useful lives. Intangible assets subject to amortization are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value.

Premises and Equipment, Net

Premises and equipment, net is stated at cost less accumulated depreciation and amortization. Depreciation and amortization, which includes amortization of assets recorded under capital leases, is recorded on a straight-line basis over the lesser of the remaining term of the lease or the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the remaining term of the lease or the useful life of the leased asset. Costs to internally develop computer software are capitalized during the application development stage and include external direct costs of materials and services as well as employee costs related to time spent on the project during the capitalization period. Premises and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value.

Real Estate Owned, Net

Real estate owned, net represents properties acquired in satisfaction of reverse mortgage loans. Upon foreclosure or when the Company otherwise takes possession of the property, real estate owned is recorded at the lower of cost or estimated fair value less estimated costs to sell. The excess of cost over the fair value of the property acquired less estimated costs to sell is charged to the allowance for loans losses for residential loans accounted for at amortized cost and to net fair value gains and losses for loans accounted for at fair value. The fair value of the property is generally based upon historical resale recovery rates and current market conditions or appraisals. Subsequent declines in the value of real estate owned are recorded as adjustments to the carrying amount through a valuation allowance and are recorded in other expenses, net in the consolidated statement of operations.

HMBS Related Obligations

The Company recognizes the proceeds from the sale of HMBS securities as a secured borrowing. Subsequent to the acquisition by WIMC, the Company elected to record the secured borrowing, or the HMBS related obligations, at fair value. The yield on the liability, along with any changes in fair value, are recorded in net fair value gains (losses) in the consolidated statement of operations. The yield on the HMBS obligations includes recognition of interest expense based on the stated interest rates of the HMBS obligations, as well as any fair value adjustments. Proceeds from securitizations of reverse mortgage loans and payments on HMBS related obligations are included in financing activities in the consolidated statements of cash flows.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates for the periods in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the change.

Periodic reviews of the carrying amount of deferred tax assets are made to determine if the establishment of a valuation allowance is necessary. A valuation allowance is required when it is more likely than not that all or a portion of a deferred tax asset will not be realized. All evidence, both positive and negative, is evaluated when making this determination. Items considered in this analysis include the ability to carry back losses to recoup taxes previously paid, the reversal of temporary differences, tax planning strategies, historical financial performance, expectations of future earnings and the length of statutory carryforward periods. Significant judgment is required in assessing future earnings trends and the timing of reversals of temporary differences.

The Company assesses its tax positions for all open tax years and determines whether it has any material unrecognized liabilities in accordance with the guidance on accounting for uncertain tax positions. The Company records interest and penalties on uncertain tax positions in income tax expense and general and administrative expense, respectively, in the consolidated statements of comprehensive income (loss).

Recent Accounting Guidance

In May 2011, the Financial Accounting Standards Board (“FASB”) issued an accounting standards update on fair value measurements and disclosures that was the result of work completed by them and the International Accounting Standards Board to develop common requirements for measuring fair value and for disclosing of information about fair value measurements. The amendments in this standard are effective for interim and annual periods beginning January 1, 2012. The updates related to fair value measurements had no impact on the Company’s consolidated financial statements. The additional disclosures required by the new standard include quantitative information about the significant unobservable inputs used in Level 3 recurring and non-recurring fair value measurements, a description of the valuation processes used for recurring and non-recurring fair value measurements, and qualitative information about the sensitivity of recurring fair value measurements to changes in unobservable inputs. These additional disclosures have been included in Note 6.

In June 2011, the FASB issued an accounting standards update that eliminates the option to present the components of other comprehensive income (loss) as part of the statement of changes in stockholders’ equity. Under the new standard, the components of net income (loss) and other comprehensive income (loss) can be presented in either a single continuous statement of comprehensive income (loss) or in two separate but consecutive statements. The accounting standard is effective for interim and annual periods beginning January 1, 2012. The change in presentation required by this standard had no impact on the Company’s consolidated financial statements.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

In September 2011, the FASB issued an accounting standards update in order to simplify how goodwill is tested for impairment. Prior to the issuance of this update, goodwill was required to be tested for impairment on at least an annual basis by comparing the fair value of a reporting unit with its carrying amount including goodwill. If the fair value of the reporting unit was less than its carrying amount, then measurement of the amount of impairment was required. Under the new standard, the Company is not required to calculate the fair value of a reporting unit unless it determines that it is more likely than not that its fair value is less than its carrying amount. The amendments in this standard are effective for interim and annual periods beginning January 1, 2012 with early adoption permitted. Adoption of this standard had no impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued an accounting standards update to require disclosure of information about the effect of rights of setoff with certain financial instruments on an entity’s financial position. In January 2013, the FASB issued an accounting standards update that clarifies the aforementioned offsetting disclosure requirements. The disclosure requirements are only applicable to rights of setoff of certain derivative instruments, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with standards set forth by the FASB Codification or master netting arrangements or similar agreements. Adoption of this standard had no impact on the Company’s consolidated financial statements.

NOTE 5:	WIMC ACQUISITION OF REVERSE MORTGAGE SOLUTIONS, INC. (Restated)

On November 1, 2012, WIMC acquired all of the outstanding shares of RMS. The Company has reflected adjustments to establish a new basis for its assets and liabilities based on the acquisition date fair values. The adjustments resulted in a net increase of $141,764,966 in the October 31, 2012 (Pre-acquisition) equity balance after the restatement in curtailment liability. A black line has been drawn in the accompanying consolidated financial statements to distinguish between the Company and the Predecessor Company. Because of the application of purchase accounting, the consolidated financial statements of the Company are not comparable to the consolidated financial statements for the periods prior to November 1, 2012. The following represents the Company’s balance sheet after the allocation of purchase price was made on November 1, 2012 and after the restatement for the curtailment liability discuss in Note 1:

Amount (in thousands) (Restated)
Assets
Cash	$19,683
Restricted cash	1,401
Residential loans	5,331,989
Receivables	11,832
Servicer and protective advances	17,615
Servicing rights	15,916
Goodwill	130,014
Intangible assets	20,800
Premises and equipment	15,633
Deferred tax asset	36,194
Other assets	13,245

Total assets acquired	5,614,322

Liabilities
Payables and accrued liabilities	75,314
Debt	148,431
HMBS related obligations	5,254,231

Total liabilities assumed	5,477,976

Fair value of net assets acquired	$136,346

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

The following table presents the estimate of identifiable intangible assets and software development costs recognized at acquisition of RMS with the corresponding weighted-average amortization periods (in years) at the acquisition date (in thousands):

	Estimated Fair Value as of Nov 1, 2012	Weighted- Average Amortization Period
Intangible assets:
Institutional relationships	$11,900	10.0
Customer relationships	6,700	1.8
Trade name	1,200	4.7
Non-compete agreement	1,000	1.5

Total intangible assets	20,800	6.6
Software development costs	13,100	4.0

Total intangible assets and software development costs	$33,900	5.6

Software development costs are included in Premises and Equipment in the consolidated balance sheet.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 6:	FAIR VALUE

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A three-tier fair value hierarchy is used to prioritize the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

Basis of Measurement

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The accounting guidance concerning fair value allows the Company to elect to measure financial instruments at fair value and report the changes in fair value through net income or loss. This election can only be made at certain specified dates and is irrevocable once made. At the date of the acquisition by WIMC, the Company elected to measure all reverse mortgage assets and liabilities at fair value. For all other assets and liabilities, the Company does not have a fair value election policy, but rather makes the election on an instrument-by-instrument basis as they are acquired or incurred.

Total gains and losses for assets and liabilities measured at fair value on a recurring basis are recognized in net fair value gains (losses) in the consolidated statements of operations. Total gains and losses included in net income (loss) include interest income and expense at the stated rate for interest bearing assets and liabilities, respectively, accretion and amortization, as well as the impact of changes in valuation inputs and assumptions.

The following is a description of the methods and assumptions used to estimate the fair values of the Company’s assets and liabilities measured at fair value, as well as the basis for classifying these assets and liabilities as Level 3 of the fair value hierarchy.

Items Measured at Fair Value on a Recurring Basis

Reverse mortgage loans — these loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the loans including, but not limited to, assumptions for prepayment, default, mortality, and discount rates. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for these assets is primarily based on an assessment of current market yields on newly originated HECM loans, expected duration of the asset, and current market interest rates.

HMBS related obligations — the Company recognizes the proceeds from the sale of HMBS securities as a secured borrowing, which is accounted for at fair value. This liability is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the liability including, but not limited to, assumptions for prepayments, discount rate and borrower mortality rates for reverse mortgages. The discount rate assumption for these liabilities is based on an assessment of current market yields for newly issued HMBS, expected duration, and current market interest rates. The yield on seasoned HMBS is adjusted based on the duration of each HMBS and assuming a constant spread to the swap curve.

The Company utilizes a discounted cash flow method in the fair value measurement of Level 3 assets and liabilities included in the consolidated financial statements at fair value on a recurring basis. The following table presents the significant unobservable inputs used in the fair value measurement of these assets and liabilities at December 31, 2012. Significant increases or decreases in any of these inputs in isolation would result in a significantly lower or higher fair value measurement.

	Significant Unobservable Input	Range	Weighted Average
Assets
Reverse mortgage loans	Average life	1.4 - 11.0 years	4.6 years
	Cumulative mortality rate	0.9% - 38.1%	13.00%
	Cumulative default rate	0.19% - 13.94%	8.75%
	Discount rate	1.99% - 3.72%	2.40%
Liabilities
HMBS related obligations	Average life	2.4 - 9.1 years	4.4 years
	Cumulative mortality rate	6.8% - 38.1%	12.86%
	Cumulative default rate	5.16% - 13.94%	8.69%
	Discount rate	1.48% - 2.86%	1.82%

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Items Measured at Fair Value on a Non-Recurring Basis

The following assets are measured in the consolidated financial statements at fair value on a non-recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation (in thousands):

December 31, 2012
Real estate owned, net	$13,856,048

	Significant Unobservable Input	Range	Weighted Average

Real estate owned, net	Loss severity	0% - 54.7%	5.60%

In determining the fair value, the Company obtains appraisals or performs a review of historical severity rates of real estate owned previously sold by the Company. When utilizing historical severity rates, the properties are stratified by acquisition type and length held. The severity rates are reviewed for reasonableness by comparison to third-party market trends and fair value is determined by applying severity rates to the stratified population.

The following table sets forth a summary of changes in the fair value of the RMS’ Level 3 significant assets and liabilities for the two months ended December 31, 2012.

Reverse Mortgage Loans Held for Investment
Beginning Balances at November 1, 2012	$5,331,989,177
Gain on fair value of reverse mortgage loans held for investment	65,029,815
Sales and reductions of reverse mortgage loans held for investment	(33,153,364)
Origination and purchases of reverse mortgage loans held for investment	594,313,705

Ending Balances at December 31, 2012	$5,958,179,333

HMBS Related Obligations
Beginning Balances at November 1, 2012	$5,254,231,630
Gain on fair value of HMBS Related Obligations	57,750,282
Proceeds from securitizations of reverse mortgage loans into GNMA Trusts	596,066,158
Payments on liability to GNMA Trusts	(33,496,031)

Ending Balances at December 31, 2012	$5,874,552,039

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 7:	REVERSE MORTGAGE LOANS HELD FOR INVESTMENT

Reverse mortgage loans held for investment, including loans that have been transferred to GNMA securitization pools and loans that have yet to be transferred to GNMA securitization pools, are accounted for at fair value. Reverse mortgage loans that have been repurchased from GNMA securitization pools are also accounted for at fair value.

The components of the carrying amount of reverse mortgage held for investment is summarized in the following table:

Reverse mortgage loans in GNMA securitizations trust carried at fair value	$5,779,850,930
Reverse mortgage loans to be transferred to GNMA securitizations trusts carried at fair value	163,866,391
Repurchased reverse mortgage loans carried at fair value	14,462,012

Ending Balance at December 31, 2012	$5,958,179,333

The principal balance of HECM reverse mortgage loans pledged as collateral to the GNMA securitization trusts as of December 31, 2012 was $5,160,900,622.

The principal balance of HECM reverse mortgage loans pledged as collateral to the warehouse lines of credit as of December 31, 2012 was $155.0 million.

NOTE 8:	RECEIVABLES, NET

Receivables, net consist of the following:

Funds due from broker on HMBS settlements	$12,224,799
FHA claims receivable	7,835,986
Servicing fee receivables	3,833,122
Tax indemnification receivable	1,815,574
REO management fees receivable	915,725
Receivable from software development contracts	558,505
Note receivable	300,000

Receivable	27,483,711
Less: Allowance for uncollectible receivables	(666,532)

Receivables, net	$26,817,179

NOTE 9:	SERVICER ADVANCES, NET

The Company liquidates foreclosed properties owned by Fannie Mae and other investors. Advances to pay for appraisals, inspections, property preservation, taxes, insurance and other expenses are made during the process of marketing these properties. Reimbursement of advances on Fannie Mae properties is received semi-monthly upon submission of supporting documentation. Reimbursement of advances for assets owned by other investors is generally received upon sale of the property.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

The Company services a portfolio of reverse mortgage loans owned by Fannie Mae. Part of its servicing responsibility is to pay foreclosure related expenses when these loans go into default. These advances remain outstanding during the foreclosure process. As foreclosures are completed, claims are filed with Fannie Mae for reimbursement.

The Company has established reserves to cover potentially unrecoverable advances, primarily related to its Fannie Mae-related loan servicing and asset management activities.

Servicer advances outstanding net of the reserve for unrecoverable advances are summarized as follows:

Advances on loans serviced for FNMA	$16,339,031
Asset management advances - FNMA properties	4,251,492
Asset management advances - other investors	1,983,158
Advances on loans transferred to the repurchased from GNMA securitization trust	2,954,262
Other advances	616,369

Total servicer advances	26,144,312

Non-accretable purchase price adjustment	(1,819,745)
Accretable purchase price adjustment	(616,225)

Servicer advances, net	$23,708,342

NOTE 10:	SERVICING OF REVERSE MORTGAGE LOANS

The Company provides servicing for reverse mortgage loans for third parties, as well as for loans recognized on the consolidated balance sheet. The Company’s total servicing portfolio consists of accounts serviced for others for which servicing rights have been capitalized, accounts sub-serviced for others, as well as loans held for investment and real estate owned held for sale recognized on the consolidated balance sheets.

	Number of Accounts	Unpaid Principal Balance
Provided below is a summary of the Company’s total servicing portfolio:

Off Balance Sheet: Third-party investor
Capitalized servicing rights	19,508	$2,946,799,145
Capitalized sub-servicing	19,323	3,100,868,338
Other sub-servicing	3,989	1,398,123,019

Total third-party servicing portfolio	42,820	7,445,790,502
On-balance sheet
Reverse mortgage loans and real estate owned	34,337	$5,321,180,972

Total servicing portfolio	77,195	$12,766,971,474

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Prior to the acquisition of RMS by WIMC, the Company had elected to measure all servicing rights at fair value. Changes in fair value were recognized in net fair value gains (losses) in the consolidated statement of operations. Subsequent to the acquisition, the Company has measured servicing rights at amortized cost. The amortization of servicing rights is recorded in depreciation and amortization in the consolidated statement of operations.

The Company capitalized the fair value of certain sub-servicing arrangements in connection with the WIMC acquisition. This asset is also being measured at amortized cost.

The following table summarizes the activity in the carrying value of mortgage servicing assets:

Fair value at January 1, 2012
Additions:	$11,815,190
Cost of servicing rights purchased from other services	27,576
Fair value of purchased servicing rights in excess of cost	47,234
Fair value of purchased servicing rights assumed without cash payment	448,833
Change in fair value:
Due to loan payoffs and realization of cash flows	(917,530)

Pre-acquisition fair value at October 31, 2012	11,421,303
Acquisition adjustment
Revaluation of servicing rights	970,595
Capitalization of sub-servicing	3,524,439

Fair value at November 1, 2012 acquisition date	15,916,337
Amortization	(706,380)

Servicing rights, net at December 31, 2012	$15,209,957

Servicing rights are accounted for at amortized cost and evaluated for impairment based on their estimated fair value. At December 31, 2012, the fair value of servicing rights $15.3 million. The fair value was estimated using the present value of projected cash flows over the estimated period of net servicing income. The estimation of fair value requires significant judgment and uses key economic assumptions which are provided in the table below:

Carrying amount of service rights	$15,209,957
Assumptions
Weighted-average remaining life in years	3.6
Weighted-average stated customer interest rate on loans	3.12%
Weighted-average discount rate	18.00%
Expected conditional prepayment rate as a percentage of principal balance of serviced loans	13.62%

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

The valuation of servicing rights is affected by the underlying assumptions including prepayments of principal and discount rate. Should the actual performance and timing differ materially from the Company’s projected assumptions, the estimate of fair value of the servicing rights could be materially different.

The Company’s geographic diversification of its third-party servicing portfolio, based on outstanding unpaid principal balance, is as follows (in thousands, except number of loans and percentage data):

	Unpaid Principal Balance	Percentage of Total
California	$1,157,071,915	21.7%
Florida	445,517,124	8.4%
Texas	429,009,536	8.1%
New York	392,357,255	7.4%
Other<5%	2,897,308,364	54.4%

	$5,321,180,972	100.0%

NOTE 11:	INTANGIBLE ASSETS, NET

Intangible assets were recorded in connection with acquisition of RMS by WIMC on November 1, 2012. For the two months ended December 31, 2012, amortization expense of intangible assets was $828,469.

In connection with the acquisition, the Company recognized intangible assets of $20,800,000 that represent value expected to be derived from the Company’s relationship with its customers. These intangible assets are included in customer relationships below and are being amortized over a weighted-average estimated useful life of 5.6 years.

Intangible assets consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Institutional relationships	$11,900,000	$(198,333)	$11,701,667
Customer relationships	6,700,000	(491,039)	6,208,961
Trademarks and trade name	1,200,000	(27,985)	1,172,015
Non-compete agreements	1,000,000	(111,112)	888,888

Total Intangibles	$20,800,000	$(828,469)	$19,971,531

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Based on the balance of intangible assets, net at December 31, 2012, the following is an estimate of amortization expected to be expensed for each of the next five years and thereafter:

Amortization Expense
2013	$4,840,921
2014	3,642,082
2015	2,645,743
2016	1,326,500
2017	1,320,875
Thereafter	6,195,410

$19,971,531

NOTE 12:	PREMISES AND EQUIPMENT, NET

Premises and equipment, net consists of the following:

Developed technology	$13,100,000
Computer hardware	956,272
Furniture and fixtures	654,019
Leasehold improvements	563,409
Computer software	481,028
Office equipment and others	194,743

Total premises and equipment	$15,949,471
Less: Accumulated depreciation and amortization	(396,977)

Premise and equipment net	$15,552,494

Weighted-average estimated useful life of premises and equipment range from 3 to 7 years.

Developed technology represents the fair value of internally-developed software as determined at the date of the WIMC acquisition. Based upon the carrying value at December 31, 2012, the following is an estimate of amortization expected to be expensed in each of the next five years and thereafter:

Amortization Expense
2013	$1,637,500
2014	1,637,500
2015	1,637,500
2016	1,637,500
2017	1,637,500
Thereafter	4,639,583

$12,827,083

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 13:	WAREHOUSE LINES OF CREDIT

The Company has a $75,000,000 revolving mortgage warehouse line of credit with Texas Capital Bank expiring May 21, 2013. Interest on the credit line was computed at a rate equal to the note rate on the underlying mortgage collateral minus 0.5%, with a floor of 4.5% and was subject to adjustment. The balance of outstanding borrowings at December 31, 2012 was $69,438,391.

The Company has a $55,000,000 revolving mortgage warehouse line of credit with Community Trust Bank expiring March 31, 2013. Interest on the credit line is computed at a rate equal to 30-Day LIBOR plus 3.5%, with a floor of 4.5% and is subject to adjustment. The balance of outstanding borrowings at December 31, 2012 was $31,723,731.

The Company has a $75,000,000 revolving mortgage warehouse line of credit with UBS Real Estate Securities, Inc. expiring on May 1, 2013. Interest on the credit line is computed at a rate equal to One-Month LIBOR plus 2.75%. The balance of outstanding borrowings at December 31, 2012 was $58,949,778.

The mortgage warehouse credit line with Texas Capital Bank is secured by a Money Market Demand Account on deposit with the Bank, in which a minimum deposit equal to 1.5% of the total available credit line must be maintained. These lines of credit are guaranteed by WIMC. and contain covenants that require, among other things, the maintenance of certain tangible net worth, liquidity, and minimum year-to-date profit. Accounting adjustments made subsequent to year-end caused the Company’s tangible net worth at December 31, 2012 to fall below the minimums required by each of the three warehouse credit facilities. Waivers were obtained from all three lenders, and a capital infusion made by WIMC in March 2013 resolved the net worth deficiency.

Refer to Note 14 for information regarding HECM reverse mortgage loans pledged as collateral to the warehouse lines of credit.

NOTE 14:	HMBS RELATED OBLIGATIONS

The Company recognizes the proceeds from the sale of GNMA-guaranteed HMBS securities as a secured borrowing, which is accounted for at fair value. At December 31, 2012, the average remaining life of the liability was 4.4 years. The weighted-average stated interest rate on the liability was 4.83%. The Company has $5.2 billion in residential loans and real estate owned pledged as collateral to the trusts at December 31, 2012.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 15:	RELATED PARTY TRANSACTIONS

The Company leases its Spring, Texas Operations Center from Paymaker, Inc., which is owned 50% by H. Marc Helm who is the President and CEO of RMS. The lease includes usage of all work cubicles, furniture, wiring, printers, and file servers in the rental areas and allocated storage space.

In March 2007, the Company entered into a Monitoring Agreement with JAM Equity Partners, LLC (“JAM”). Prior to the acquisition by WIMC, affiliates of JAM owned all of the outstanding shares of the Company’s Series A Preferred Stock. Pursuant to this agreement, the Company engaged JAM to provide financial, managerial and operational advice in connection with the Company’s day-to-day operations and other management services. The Company agreed to pay JAM or its designated affiliate a fee of $25,000 per quarter for services rendered under this agreement. A total of $100,000 was paid during 2012.

In March 2007, the Company also entered into a Consulting Agreement with JAM. Pursuant to this agreement, the Company engaged JAM to provide certain advice and counsel to the Company in matters related to the evaluation of strategic partners, raising additional equity, effecting a public offering or the sale of the Company. RMS agreed to pay JAM a consulting fee of $200,000 per annum; provided, however, that such fee would be paid only upon the occurrence of a liquidation event as defined in the agreement. Since the acquisition of the Company by WIMC was a liquidation event pursuant to this agreement, the Company paid JAM a consulting fee of $1.1 million in October 2012. This fee is included in other general and administrative expenses in the consolidated statement of operations.

On February 9, 2012, RMS purchased 100% of the outstanding capital stock of Mortgage Consultants of America Corporation (“MCA”). The stock was purchased for a total price of $100 from the spouse of H. Marc Helm who is the President and CEO of RMS. MCA is a Texas corporation that has been inactive for several years. It had no tangible assets and no liabilities at the date of acquisition.

Following the WIMC acquisition, the Company engaged in various intercompany transactions with WIMC and its subsidiary companies. As of December 31, 2012, the Company had been advanced $13 million from WIMC to meet its liquidity requirements. WIMC and affiliates also allocated corporate overhead charges to RMS totaling $1.2 million for the two months ended December 31, 2012 and charged RMS $3.7 million for its proportional share of income taxes payable. These amounts owed to WIMC and affiliates are included in due to related entities on the consolidated balance sheet. Corporate overhead allocations are included in other general and administrative expenses on the consolidated statement of operations.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 16:	STOCKHOLDERS’ EQUITY

The Certificate of Incorporation of the Company was amended and restated as of March 29, 2007. Upon filing of the amended and restated Certificate, the following classes of stock, number of shares, and par value were authorized.

•	23,000,000 shares of Common stock, par value of $0.00000001 per share, consisting of 20,500,000 shares of voting Common stock and 2,500,000 shares of non-voting Common stock. The number of shares issued and outstanding as of December 31, 2012 is 17,115,384 voting Common stock shares.

•	10,000,000 shares of Preferred stock, par value $0.00000001, consisting of 9,615,385 shares designated as “Series A Preferred stock.” As of December 31, 2012, 9,615,385 shares of Series A Preferred stock had been issued, and no shares were outstanding. All holders of the Series A Preferred stock exercised their right to convert to Common shares prior to the WIMC acquisition.

On April 3, 2012, Series A Preferred stockholders signed an amendment agreeing to allow a distribution to all shareholders as though the Class A Shares had converted to common stock. A total dividend payment of $3,000,000 was made in April 2012 to both common and preferred stockholders.

NOTE 17:	INCOME TAXES (Restated)

The Company provides for deferred income taxes on temporary differences between the book and tax treatment of assets and liabilities for financial reporting and income tax reporting. The primary temporary differences relate to the recognition of the transferred HECM loans as a sale for tax purposes and as a secured financing arrangement for financial reporting purposes and to different basis in mortgage servicing rights between book and tax. The Company will file consolidated income tax returns with its subsidiaries through October 31, 2012; thereafter it will be included in WIMC consolidated tax return.

Provided below is a summary of the composition of the provision for income taxes:

	Two months ended December 31, 2012 (Restated)	Ten months ended October 31, 2012 (Restated)
Current
Federal	$4,230,672	$13,971,136
State and local	441,238	932,729

Current income tax expense	4,671,910	14,903,865

Deferred
Federal (Restated)	(3,719,776)	(13,330,079)
State and local	(334,527)	(262,340)

Deferred income tax expense	(4,054,303)	(13,592,419)

Total income tax expense (Restated)	$617,607	$1,311,446

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

The following table summarizes the significant components of the deferred taxes:

As of Dec, 31, 2012 (Restated)

Transfers of RM to HMBS related obligations	$34,926,089
Deferred revenue	4,263,332
FIN48 Asset	2,435,951
Advances	1,158,523
Curtailment expenses	17,757,605

Total Deferred Tax Assets	60,541,500

Mortgage Servicing Rights	(4,888,923)
Purchase Intangibles	(12,195,935)
REO	(3,572,330)
Other	(537,631)

Total Deferred Tax Liabilities	(21,194,819)

Total Deferred Tax Assets, net	$39,346,681

Uncertain Tax Positions

The Company recognizes tax benefits in accordance with the accounting guidance concerning uncertainty in income taxes. This guidance establishes a more-likely-than-not recognition threshold that must be met before a tax benefit can be recognized in the consolidated financial statements.

A reconciliation of the beginning and ending balances of the total liability for unrecognized tax benefits is as follows:

2012
Gross unrecognized tax benefits at the beginning of the year	—
Increase related to prior year tax positions	3,620,191
Increase related to current year tax positions	—
Reductions as a result of a lapse of the statue of limitations	—

Gross unrecognized tax benefits at the end of the year	$3,620,191

The total amount of unrecognized tax benefits that would affect the effective tax rate if recognized is $1,367,804 at December 31, 2012 totaled. At December 31, 2012, accrued interest and penalties were $1,018,810, which are included in payables and accrued liabilities in the consolidated balance sheets.

The Company and WIMC believe that their tax filing positions have merit and will defend such against any claim and believe they have sufficient accruals to address any claims, including interest and penalties

The Company’s tax years that remain subject to examination by the IRS are 2009 through 2011 and by various states are 2009 through 2011.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 18:	COMMITMENTS AND CONTINGENCIES

Litigation

The Company is involved in claims and legal proceedings arising from the normal course of business. Management believes that the final outcome of any of these matters will not have a material impact on the Company’s financial position or results of operations.

Capital Lease

The Company signed a four-year lease expiring in March 2015 to pay for certain equipment and software. The Company will incur monthly payments of $5,636 per month during the four year lease term.

Future minimum capital lease payments required under the lease for the years ended December 31 are as follows:

2013	$67,626
2014	67,626
2015	16,906

Total minimum lease payment	152,158
Amount representing interest	(10,564)

Present value of minimum lease payment	$141,594

Operating Leases

The Company conducts its servicing operations from a facility owned by related parties. Refer to Note 15 for further information. The Company signed a five-year cancelable lease expiring December 2015. Base rental rates range from $10,500 to $19,500 per month during the five-year lease term. Rental expense of approximately $198,000 was incurred on this lease during 2012.

The Company signed a five-year cancelable lease expiring February 28, 2015. Base rental rates range from $1,050 to $2,000 per month during the five-year lease term. Rental expense of approximately $47,000 was incurred on this lease during 2012.

Mortgage Asset Systems, LLC (the Company’s subsidiary) signed a five-year triple-net lease expiring February 2016. Base rental rates range from approximately $15,800 to $18,500 per month during the five-year lease term. Rental expense in the amount of approximately $181,000 was incurred on this lease during 2012.

REO Leasing Solutions, LLC (the Company’s subsidiary) signed a five-year lease with a related party expiring August 2014. Base rental rates range from approximately $675 to $1,900 per month during the five-year lease term. Rental expense in the amount of $20,000 was incurred on this lease during 2012.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

REO Asset Management Solution, LLC (the Company’s subsidiary) signed two leases with a related party expiring September 2015 and April 2016. The total base rental rates range from approximately $7,600 to $13,200 per month during lease term. The total rental expense in the amount of approximately $91,000 was incurred on this lease during 2012.

Future minimum lease payments required under the leases for the years ended December 31 are as follows:

2013	$662,273
2014	673,604
2015	626,248

2016	71,845

$2,033,970

Major Customers

The Company earned income, directly or indirectly, from 2 major customers during 2012. These customers accounted for approximately 69% of revenues.

GNMA Corporate Guaranty

RMS is required to maintain regulatory compliance with HUD, GNMA and Fannie Mae program requirements, some of which are financial covenants related to minimum levels of net worth and other financial ratios. Due to the accounting treatment for reverse mortgage loan securitizations and the related issuance of HMBS obligations as a result of WIMC acquisition, RMS has obtained an indefinite waiver for certain of these requirements from GNMA and through June 30, 2013 from Fannie Mae. In addition, WIMC has provided a guarantee beginning on the date of acquisition, November 1, 2012, whereby the WIMC guarantees the Company’s performance and obligations under the GNMA Mortgage-Backed Securities Program. In the event that the WIMC fails to honor this guaranty, GNMA could terminate RMS’s status as a qualified issuer of mortgage-backed securities as well as take other actions permitted by law that could impact the operations of RMS, including the termination or suspension of RMS’s servicing rights associated with reverse mortgage loans backed by GNMA guaranteed mortgage-backed securities. GNMA has affirmed the Company’s current commitment authority to issue HMBS securities. See Note 20.

NOTE 19:	401(k) PLAN

Pursuant to Election Agreements signed by the Company, full-time employees are covered by the Insperity 401(k) Plan, initially adopted November 28, 2007 and amended on March 3, 2011.

The initial Plan has a minimum age of 21 years and service eligibility requirements of 1,000 hours for participating employees. The Plan allows for Employer Matching Contributions of 100% of each active participant’s eligible pre-tax contributions up to 5% for each pay period. Additionally, a discretionary employer profit sharing contribution may be made to the plan to be allocated to eligible employees. Total employer contribution for the year ended December 31, 2012 was $322,558.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 20:	SUBSEQUENT EVENTS

The Company evaluated subsequent events after the balance sheet date of December 31, 2012 through March 30, 2013, the date which the original financial statements were available to be issued and through September 6, 2013, the date which the restated financial statements were available to be issued.

On February 27, 2013, the Company entered into a $100 million revolving mortgage warehouse line of credit with The Royal Bank of Scotland plc expiring on February 26, 2014. Interest on the credit line will be computed at a rate equal to One-Month LIBOR plus 3.00%. This credit facility is guaranteed by WIMC and contains certain financial covenants which are similar to those required by the Company’s existing mortgage warehouse credit lines.

On January 3, 2013 and March 26, 2013, Texas Capital Bank approved a total $50 million temporary increase in the maximum amount of the Company’s warehouse line of credit, increasing the borrowing limit to $125 million. This temporary increase expires on September 13, 2013.

All of RMS’ warehouse line agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants that are most sensitive to the operating results and resulting financial position are minimum tangible net worth requirements, indebtedness to tangible net worth ratio requirements, and minimum liquidity and profitability requirements.

WIMC guarantees the Company’s performance and obligations under the GNMA Mortgage-Backed Securities Program. Due to the accounting treatment for reverse mortgage loan securitizations and the related issuance of HMBS obligations, RMS failed to meet its HMBS issuer financial requirements at December 31, 2012. GNMA was notified of the deficiency and issued an indefinite waiver on certain of these requirements. GNMA also affirmed the Company’s HMBS issuer status subject to an additional capital contribution from WIMC. On March 11, 2013, RMS received an equity contribution of $60 million from WIMC to satisfy this condition. WIMC has contributed additional equity of $85.1 million since March 11, 2013 and will continue to make additional equity contributions to meet the compliance requirements from GNMA if needed. In addition, WIMC has provided a guarantee beginning on the date of acquisition, November 1, 2012, whereby they guarantee RMS’ performance and obligations under the GNMA Mortgage-Backed Securities Program. RMS has also obtained a waiver through January 1, 2014 from Fannie Mae in relation to a similar capital requirement.

In April 2013, WIMC entered into an agreement to acquire an MSR pool associated with reverse loans totaling $12.2 billion in unpaid principal balance from Wells Fargo Home Mortgage. The transfer to RMS is subject to regulatory approval.

On April 30, 2013, WIMC contributed the majority of the assets and operations of Security One Lending, a reverse mortgage originator, to RMS as an equity contribution of $34.4 million. Security One Lending was acquired by WIMC on December 31, 2012.

REVERSE MORTGAGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

In August 2013, the Company recorded an additional $8.0 million of curtailment liability due to new guidance provided by HUD.